Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Third Quarter of 2019

CONTACT:
Anthony J. Sirica
Chief Financial Officer
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - August 12, 2019 -- Ark Restaurants Corp. (NASDAQ: ARKR) today reported financial results for the third quarter ended June 29, 2019.
Total revenues for the 13 weeks ended June 29, 2019 were $44,807,000 versus $44,800,000 for the 13 weeks ended June 30, 2018. The 13 weeks ended June 29, 2019 includes revenues of $1,239,000, which represents six and half weeks of sales related to JB’s on the Beach in Deerfield Beach, FL which was acquired on May 15, 2019.  The 13 weeks ended June 30, 2018 includes revenues of $725,000 related to Durgin-Park which was closed January 12, 2019.
Total revenues for the 39 weeks ended June 29, 2019 were $120,667,000 versus $119,428,000 for the 39 weeks ended June 30, 2018. The 39 weeks ended June 29, 2019 and June 30, 2018 include revenues of $1,040,000 and $1,933,000, respectively, related to Durgin-Park which was closed January 12, 2019. In addition, the 39 weeks ended June 29, 2019 includes revenues of $1,239,000, which represents six and half weeks of sales related to JB’s on the Beach in Deerfield Beach, FL which was acquired on May 15, 2019.
Company-wide same store sales decreased 1.5% for the 13 weeks ended June 29, 2019 compared to the same period in the prior year.
The Company’s EBITDA, adjusted for non-controlling interests and non-cash stock option expense for the 13 weeks ended June 29, 2019 was $5,838,000 versus $4,773,000 during the same period in the prior year. Net income for the 13 weeks ended June 29, 2019 was $3,962,000, or $1.14 per basic share ($1.12 per diluted share) compared to net income of $2,657,000, or $0.77 per basic share ($0.75 per diluted share) for the same period last year.
The Company’s EBITDA, adjusted for non-controlling interests, non-cash stock option expense and losses incurred on the closure of Durgin-Park discussed below, for the 39 weeks ended June 29, 2019 was $9,705,000 versus $7,615,000 during the same period in the prior year. Net income for the 39 weeks ended June 29, 2019, which includes non-cash write-offs on the closure of Durgin-Park in the amount of $1,106,000, was $3,231,000, or $0.93 per basic share ($0.92 per diluted share) compared to net income of $3,648,000, or $1.06 per basic share ($1.03 per diluted share), for the same period last year. Net income for the 39 weeks ended June 30, 2018 includes a discrete income tax benefit of $1.2 million related to changes in the tax law.
As of December 29, 2018, the Company determined that it would not be able to operate Durgin-Park profitably due to decreased traffic at the Faneuil Hall Marketplace in Boston, MA, where it is located, and rising labor costs. As a result, included in the Consolidated Statement of Income for the 39 weeks ended June 29, 2019 are losses on closure in the amount of $1,106,000 consisting of: (i) impairment of trademarks of $721,000, (ii) accelerated depreciation of fixed assets of $333,000, and (iii) write-offs of prepaid and other expenses of $52,000. The restaurant was closed on January 12, 2019.
On May 15, 2019, the Company, through a newly formed, wholly-owned subsidiary, acquired the assets of JB's on the Beach, a restaurant and bar located in Deerfield Beach, Florida. The total purchase price was for $7,000,000 plus inventory. The acquisition is accounted for as a business combination and was financed with a bank loan from the Company’s existing lender in the amount of $7,000,000.
Ark Restaurants owns and operates 20 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, three are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino in Ledyard, CT consist of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers, located in Jensen Beach, the newly acquired JB’s on the Beach in Deerfield Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 13 and 39-week periods ended June 29, 2019 and June 30, 2018

(In Thousands, Except per share amounts)

	13 Weeks Ended June 29, 2019	13 Weeks Ended June 30, 2018	39 Weeks Ended June 29, 2019		39 Weeks Ended June 30, 2018

TOTAL REVENUES	$44,807	$44,800	$120,667		$119,428
COSTS AND EXPENSES:
Food and beverage cost of sales	11,714	11,874	31,982		31,832
Payroll expenses	14,864	14,685	41,948		41,386
Occupancy expenses	4,246	4,683	13,058		13,833
Other operating costs and expenses	4,840	5,658	15,051		15,972
General and administrative expenses	3,238	2,859	8,840		8,461
Depreciation and amortization	1,174	1,255	3,568		3,837
Loss on closure of Durgin-Park	—	—	1,106		—
Total costs and expenses	40,076	41,014	115,553		115,321
OPERATING INCOME	4,731	3,786	5,114		4,107
INTEREST EXPENSE, NET	354	299	983		791
INCOME BEFORE PROVISION FOR INCOME TAXES	4,377	3,487	4,131		3,316
Provision for income taxes	283	562	728		(661)
CONSOLIDATED NET INCOME	4,094	2,925	3,403		3,977
Net income attributable to non-controlling interests	(132)	(268)	(172)		(329)
NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$3,962	$2,657	$3,231		$3,648

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$1.14	$0.77	$0.93		$1.06
Diluted	$1.12	$0.75	$0.92		$1.03
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,481	3,440	3,477		3,436
Diluted	3,530	3,558	3,531		3,554

EBITDA Reconciliation:
Pre-tax income	$4,377	$3,487	$4,131		$3,316
Depreciation and amortization	1,174	1,255	3,568		3,837
Interest expense, net	354	299	983		791
EBITDA (a)	$5,905	$5,041	$8,682		$7,944
EBITDA adjusted for non-controlling interests, non-cash stock option expense and loss on closure of Durgin-Park:
EBITDA (as defined) (a)	$5,905	$5,041	$8,682	—	$7,944
Net income attributable to non-controlling interests	(132)	(268)	(172)		(329)
Non-cash stock option expense	65	—	89	—	—
Loss closure of Durgin-Park	—	—	1,106		—
EBITDA, as adjusted	$5,838	$4,773	$9,705		$7,615

(a)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.